UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 15, 2017

FEDERAL HOME LOAN BANK OF SAN FRANCISCO
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51398	94-6000630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 California Street
San Francisco, CA 94108
(Address of principal executive offices, including zip code)

(415) 616-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2017, the Federal Housing Finance Agency (Finance Agency) informed the Bank of its non-objection to amendments approved by the Bank’s Board of Directors to the Bank’s 2015 and 2016 Executive Performance Unit Plans (EPUPs). See Part III, Item 11 of the Bank’s 2015 Annual Report on Form 10-K for additional information about the 2015 and 2016 EPUPs.

As previously disclosed, on January 31, 2017, the Finance Agency informed the Bank of its non-objection to the Board approved 2017 Executive Incentive Plan (2017 EIP), an omnibus incentive plan structure containing both short-term (annual) and long-term (3-year deferral) components for the Bank’s senior officers. The 2017 EIP includes award payout provisions related to certain termination of employment events which were not the same as the related provisions in the Bank’s 2015 and 2016 EPUPs. To conform the award payment provisions in the 2015 and 2016 EPUPs to those in the 2017 EIP as they relate to certain termination of employment events, the 2015 and 2016 EPUPs were amended to allow a pro rata portion of any award to be paid if a participant incurs a termination of employment due to certain events.

Specifically, the 2015 and 2016 EPUPs were amended to provide that if a participant incurs a termination of employment during the relevant performance period due to: (a) "Retirement;" (b) a termination by participant for “Good Reason;” (c) a termination by the Bank without “Cause" due to the elimination of an individual job or position; (d) the elimination of one or more jobs or positions as a result of a reduction in force or department reorganization; or (e) a substantial job modification resulting in the incumbent being, in the judgment of the Bank, unqualified for or unable to perform the revised job, then a pro rata portion of a plan award may be paid after the end of the relevant performance period for the portion of the performance period during which the participant was employed, to the extent determined by the Board that the applicable performance metrics are satisfied. The amendments also provide that if a participant incurs a termination of employment during a performance period due to death or disability, a plan award will be paid, following the termination of employment, for the portion of the relevant performance period during which the participant was employed based on the assumption the Bank would have achieved the “Meets” achievement level for the relevant performance period.  The amendment further provides that if a “Change in Control” of the Bank occurs prior to the payment date of a plan award, then a final award will be paid on a pro-rated basis based on the assumption the Bank would have achieved the performance metrics at the “Meets” achievement level for the relevant performance period. The terms “Retirement,” “Good Reason,” “Meets” and “Change in Control” shall have the meanings set forth in the 2017 EIP.

The description of the amendments is qualified in entirety by reference to the 2015 and 2016 EPUPs plan documents included with this filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit

	10.1	2015 Executive Performance Unit Plan Document (marked to show changes)
	10.2	2015 Executive Performance Unit Plan Summary Description (marked to show changes)
	10.3	2016 Executive Performance Unit Plan Document (marked to show changes)
	10.4	2016 Executive Performance Unit Plan Summary Description (marked to show changes)

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of San Francisco

Date: February 22, 2017	By: /s/ Lisa B. MacMillen
Lisa B. MacMillen Executive Vice President and Chief Operating Officer